UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 9, 2013

                              First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2013, First Financial Northwest, Inc. (the “Company”) and the Company’s financial institution subsidiary, First Savings Bank Northwest (the “Bank”), announced that the Board of Directors has appointed Richard P. Jacobson to serve as Chief Financial Officer of the Company and the Bank.  In July 2013, Mr. Jacobson was appointed to serve as Chief Administrative Officer of the Company and Chief Operating Officer of the Bank; his appointment as Chief Financial Officer of the Company and the Bank is effective on August 9, 2013.  A copy of the press release announcing Mr. Jacobson’s appointment as Chief Financial Officer is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The terms of Mr. Jacobson’s employment and a description of Mr. Jacobson’s experience were included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2013, which is incorporated herein by reference.

The Company also announced that in connection with a reorganization program for senior executives of the Company and the Bank, Kari A. Stenslie, Vice President and Chief Financial Officer of the Company and the Bank since February 2008, is being separated from the Company and the Bank effective September 15, 2013 (the “Separation Date”).  Ms. Stenslie’s separation from the Company is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal control over financial reporting.  In connection with her departure, Ms. Stenslie has entered into a First Separation Agreement and General Release (“First Agreement”) with the Bank, which provides for certain terms related to her separation from the Company and the Bank.  It is anticipated that in September 2013, Ms. Stenslie will also enter into a Second Separation Agreement and General Release (“Second Agreement”) with the Bank, which provides for severance from the Company and the Bank.  The material terms of the First Agreement and the Second Agreement are described below, which description is qualified by reference to a copy of the First Agreement and the form of Second Agreement attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

As provided in the First Agreement, Ms. Stenslie will receive compensation based on her regular wages through the Separation Date, plus any accrued but unused paid time off and vacation, less all lawful and authorized deductions and withholdings on or before the next regular pay date after the Separation Date.  The First Agreement provides that Ms. Stenslie will be on garden leave from August 15, 2013 until the Separation Date although she will continue to be available during this time to provide any reasonable assistance requested of her by the Bank to ensure a smooth transition.  During the period between August 16, 2013 and the Separation Date, Ms. Stenslie will receive 50% of her regular salary.  The First Agreement also provides for continued vesting through the Separation Date of the restricted stock awarded to Ms. Stenslie on September 10, 2008.  In addition, Ms. Stenslie will be eligible to continue to participate in the Bank’s group medical/dental plan and other benefits plans and programs until the last day of the month in which the Separation Date falls.

The Second Agreement provides that Ms. Stenslie is entitled to receive 12 weeks of salary, subject to all applicable taxes and withholdings and all authorized deductions.  Such amounts shall be paid in one lump sum to Ms. Stenslie on the first regular payroll date following the Effective Date (as defined in the Second Agreement).

The First Agreement and Second Agreement contain customary confidentiality, non-disparagement, cooperation, and release and waiver of claims provisions.  In addition, the Company will pay reasonable legal fees incurred by Ms. Stenslie in connection with the negotiation of the Agreements.

In connection with the Company’s previously disclosed departure on July 9, 2013 of Roger Elmore, Vice President of the Company and Senior Vice President and Chief Administrative Officer of the Bank, Mr. Elmore has entered into a First Separation Agreement and General Release (“First Agreement”) with the Bank, which provides for certain terms related to his separation from the Company and the Bank effective September 15, 2013 (the “Separation Date”).  It is anticipated that in September

2013, Mr. Elmore will also enter into a Second Separation Agreement and General Release (“Second Agreement”) with the Bank, which provides for severance from the Company and the Bank.  The material terms of the First Agreement and the Second Agreement are described below, which description is qualified by reference to a copy of the First Agreement and the form of Second Agreement attached as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K.

As provided in the First Agreement, Mr. Elmore will receive compensation based on his regular wages through the Separation Date, plus any accrued but unused paid time off, less all lawful and authorized deductions and withholdings.  Pursuant to the First Agreement, Mr. Elmore will receive his regular salary, less all lawful and authorized deductions and withholdings, during the period between July 1, 2013 and July 15, 2013.  During the period between July 16, 2013 and the Separation Date, Mr. Elmore will receive 50% of his regular salary.  Between Mr. Elmore’s last date of reporting to work and the Separation Date, Mr. Elmore will be on garden leave although he will continue to be available during this time to provide any reasonable assistance requested of him by the Company to ensure a smooth transition.  The First Agreement also provides for continued vesting through the Separation Date of the restricted stock awarded to Mr. Elmore on September 10, 2008.  In addition, Mr. Elmore will be eligible to continue to participate in the Bank’s group medical/dental plan and other benefits plans and programs until the last day of the month in which the Separation Date falls.

The Second Agreement provides that Mr. Elmore is entitled to receive 12 weeks of salary, subject to all applicable taxes and withholdings and all authorized deductions, which shall be paid in one lump sum to Mr. Elmore on the first regular payroll date following the Effective Date (as defined in the Second Agreement).  In addition, Mr. Elmore is entitled to receive reimbursement for COBRA continuation coverage for 12 weeks following the Separation Date.  The Bank will reimburse Mr. Elmore for such coverage for the months of October, November and December 2013 should he make such COBRA election.

The First Agreement and Second Agreement contain customary confidentiality, non-disparagement, cooperation, and release and waiver of claims provisions.

Item 8.01 Other Events

The Company also announced that it had determined to discontinue virtually all of the operations of First Financial Diversified Corporation (“FFD”), its wholly owned subsidiary, as part of its ongoing efforts to reduce expenses.  Currently, FFD primarily provides escrow services to the Bank, other area lenders and some private individuals.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1	First Separation Agreement and General Release between Kari A. Stenslie and First Savings Bank Northwest
10.2	Form of Second Separation Agreement and General Release between Kari A. Stenslie and First Savings Bank Northwest
10.3	First Separation Agreement and General Release between Roger Elmore and First Savings Bank Northwest
10.4	Form of Second Separation Agreement and General Release between Roger Elmore and First Savings Bank Northwest
99.1           Press Release dated August 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: August 9, 2013	By: /s/ Joseph W. Kiley III
Joseph W. Kiley III Chief Operating Officer